February 23, 2012

Anthony L. Otten

4821 Woodway Lane NW

Washington DC

20016

Re: Amendment to Change in Control Severance Agreement

Dear Mr. Otten,

The Change in Control Severance Agreement (“Agreement) between yourself and Versar, Inc., (“Company”) executed on July 2, 2010 shall expire on May 23, 2012.

The Board of Directors in their February 7, 2012 meeting decided that all Change in Control Agreements Severance Agreements should expire at the same date.

This Letter Agreement amends Section 20 q(l)(a) of your Agreement to extend the term from May 23, 2012 to March 15, 2014.

All other terms and conditions of the Agreement remain unchanged.

If you agree, please sign below.

Sincerely,

/s/ Paul J. Hoeper
Paul J. Hoeper
Chairman of the Board

ACCEPTED AND AGREED

/s/ Anthony L. Otten
Anthony L. Otten
Chief Executive Officer
Date:	March 9, 2012